                                                                     EXHIBIT 4.2


- --------------------------------------------------------------------------------


                            SIGNATURE RESORTS, INC.

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                  as Trustee

                                   INDENTURE

                          Dated as of August 1, 1997

                                 $200,000,000


              9.75% Senior Subordinated Notes due October 1, 2007


- --------------------------------------------------------------------------------

               Reconciliation and tie between Trust Indenture Act
            of 1939 and Indenture, dated as of August 1, 1997*****


  Trust
Indenture
   Act                                       Indenture
 Section                                      Section
- ---------                                    ---------
  310 (a)(1)................................   6.09
      (a)(2)................................   6.09
      (a)(3)................................   Not Applicable
      (a)(4)................................   Not Applicable
      (b)...................................   6.08, 6.01
  311 (a)...................................   6.13
      (b)...................................   6.13
  312 (a)...................................   7.01, 7.02(a)
      (b)...................................   7.02(b)
      (c)...................................   7.02(c)
  313 (a)...................................   7.03(a)
      (b)...................................   7.03(a)
      (c)...................................   7.03(a)
      (d)...................................   7.03(b)
  314 (a)...................................   7.04
      (b)...................................   Not Applicable
      (c)(1)................................   1.02
      (c)(2)................................   1.02
      (c)(3)................................   Not Applicable
      (d)...................................   Not Applicable
      (e)...................................   1.02
  315 (a)...................................   6.01(a)
      (b)...................................   6.02, 7.03(a)
      (c)...................................   6.01(b)
      (d)...................................   6.01(c)
      (d)(1)................................   6.01(a)(i)
      (d)(2)................................   6.01(c)(ii)
      (d)(3)................................   6.01(c)(iii)
      (e)...................................   5.14
  316 (a)(1)(A).............................   5.12
      (a)(1)(B).............................   5.13
      (a)(2)................................   Not Applicable
      (b)...................................   5.08
  317 (a)(1)................................   5.03
      (a)(2)................................   5.04
      (b)...................................   10.03
  318 (a)...................................   1.07


- ----------------------
     ***** Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.      Definitions............................................    1

Section 1.02.      Compliance Certificates and Opinions...................   18

Section 1.03.      Form of Documents Delivered to Trustee.................   18

Section 1.04.      Acts of Holders........................................   19

Section 1.05.      Notices, Etc., to Trustee and Company..................   20

Section 1.06.      Notice to Holders; Waiver..............................   20

Section 1.07.      Conflict with Trust Indenture Act......................   21

Section 1.08.      Book-Entry System......................................   21

Section 1.09.      Effect of Headings and Table of Contents...............   21

Section 1.10.      Successors and Assigns.................................   21

Section 1.11.      Separability Clause....................................   21

Section 1.12.      Benefits of Indenture..................................   21

Section 1.13.      Governing Law..........................................   21

Section 1.14.      Legal Holidays.........................................   21

Section 1.15.      Immunity of Incorporators, Stockholders, Officers
                   and Directors..........................................   22

                                   ARTICLE 2

                                   NOTE FORMS

Section 2.01.      Generally..............................................   22

Section 2.02.      Form and Dating........................................   22

Section 2.03.      Execution and Authentication...........................   23

Section 2.04.      Registrar and Paying Agent.............................   23

Section 2.05.      Paying Agent To Hold Money in Trust....................   24

Section 2.06.      Noteholder Lists.......................................   24

Section 2.07.      Transfer and Exchange..................................   24

Section 2.08.      Replacement Notes......................................   33

Section 2.09.      Outstanding Notes......................................   34

Section 2.10.      Temporary Notes........................................   34

Section 2.11.      Cancellation...........................................   34

Section 2.12.      Defaulted Interest.....................................   35

Section 2.13.      CUSIP Numbers..........................................   35

Section 2.14.      Restrictive Legends....................................   35

                                   ARTICLE 3

                                   THE NOTES

Section 3.01.      Title and Terms........................................   37

Section 3.02.      Denominations..........................................   37

Section 3.03.      Payment of Interest; Interest Rights Preserved.........   37

Section 3.04.      Persons Deemed Owners..................................   38

Section 3.05.      Computation of Interest................................   38

                                   ARTICLE 4

                     SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.01.      Satisfaction and Discharge of Indenture................   38

Section 4.02.      Option To Effect Legal Defeasance Or Covenant
                   Defeasance.............................................   39

Section 4.03.      Legal Defeasance and Discharge.........................   39

Section 4.04.      Covenant Defeasance....................................   40

Section 4.05.      Conditions to Defeasance...............................   40

Section 4.06.      Application of Trust Money.............................   41

                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

Section 5.01.      Events of Default......................................   42

Section 5.02.      Acceleration of Maturity; Rescission and Annulment.....   43

Section 5.03.      Collection of Indebtedness and Suits for Enforcement
                   by Trustee.............................................   44

Section 5.04.      Trustee May File Proofs of Claim.......................   44

Section 5.05.      Trustee May Enforce Claims Without Possession of
                   Notes..................................................   45

Section 5.06.      Application of Money Collected.........................   45

Section 5.07.      Limitation on Suits....................................   45

Section 5.08.      Unconditional Right of Holders To Receive Principal
                   and Interest...........................................   46

Section 5.09.      Restoration of Rights and Remedies.....................   46

Section 5.10.      Rights and Remedies Cumulative.........................   46

Section 5.11.      Delay or Omission Not Waiver...........................   46

Section 5.12.      Control by Holders.....................................   46

Section 5.13.      Waiver of Past Defaults................................   47

Section 5.14.      Undertaking for Costs..................................   47

Section 5.15.      Waiver of Stay or Extension Laws.......................   47

                                   ARTICLE 6

                                  THE TRUSTEE

Section 6.01.      Certain Duties and Responsibilities....................   48

Section 6.02.      Notice of Defaults.....................................   48

Section 6.03.      Certain Rights of Trustee..............................   49

Section 6.04.      Not Responsible for Recitals or Issuance of Notes......   50

Section 6.05.      May Hold Notes.........................................   50

Section 6.06.      Money Held in Trust....................................   50

Section 6.07.      Compensation and Reimbursement.........................   50

Section 6.08.      Disqualification; Conflicting Interests................   50

Section 6.09.      Corporate Trustee Required; Eligibility................   51

Section 6.10.      Resignation and Removal; Appointment of Successor......   51

Section 6.11.      Acceptance of Appointment by Successor.................   52

Section 6.12.      Merger, Consolidation or Succession to Business........   52

Section 6.13.      Preferential Collection of Claims Against Company......   52

Section 6.14.      Appointment of Authenticating Agent....................   52

                                   ARTICLE 7

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.       Company to Furnish Trustee Names and Addresses of
                    Holders...............................................   54

Section 7.02.       Preservation of Information; Communications to
                    Holders...............................................   54

Section 7.03.      Reports by Trustee.....................................   55

Section 7.04.      Reports by Company.....................................   55

                                   ARTICLE 8

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, Etc., Only on Certain Terms.......   55

Section 8.02.  Successor Substituted......................................   56


                                   ARTICLE 9

                            SUPPLEMENTAL INDENTURES

Section 9.01.      Supplemental Indentures Without Consent of Holders.....   56

Section 9.02.      Supplemental Indentures with Consent of Holders........   56

Section 9.03.      Execution of Supplemental Indentures...................   57

Section 9.04.      Effect of Supplemental Indentures......................   57

Section 9.05.      Conformity with Trust Indenture Act....................   57

Section 9.06.      Reference in Notes to Supplemental Indentures..........   57

Section 9.07.      Notice of Supplemental Indentures......................   57

                                   ARTICLE 10

                                   COVENANTS

Section 10.01.     Payment of Principal and Interest......................   58

Section 10.02.     Maintenance of Office or Agency........................   58

Section 10.03.     Money for Note Payments to Be Held in Trust............   58

Section 10.04.     Statement by Officers as to Default....................   59

Section 10.05.     Existence..............................................   60

Section 10.06.     Maintenance of Properties..............................   60

Section 10.07.     Payment of Taxes and Other Claims......................   60

Section 10.08.     Waiver of Certain Covenants............................   60

Section 10.09.     Book-Entry System......................................   60

Section 10.10.     Limitation on Indebtedness.............................   60

Section 10.11.     Limitation on Restricted Payments......................   62

Section 10.12.     Limitation on Restrictions on Distributions from
                   Restricted Subsidiaries................................   64

Section 10.13.     Limitation on Sales of Assets and Subsidiary Stock.....   65

Section 10.14.     Limitation on Affiliate Transactions...................   68

Section 10.15.     Change of Control......................................   68

Section 10.16.     Further Instruments and Acts...........................   70

Section 10.17.     Limitation on Liens....................................   70

Section 10.18.     Commission Reports.....................................   70

                                   ARTICLE 11

                              REDEMPTION OF NOTES

Section 11.01.     Right of Redemption....................................   71

Section 11.02.     Applicability of Article...............................   71

Section 11.03.     Election to Redeem; Notice to Trustee..................   71

Section 11.04.     Selection by Trustee of Notes To Be Redeemed...........   71

Section 11.05.     Notice of Redemption...................................   72

Section 11.06.     Deposit of Redemption Price............................   72

Section 11.07.     Notes Payable on Redemption Date.......................   72

Section 11.08.     Notes Redeemed in Part.................................   73

                                   ARTICLE 12

                             SUBORDINATION OF NOTES

Section 12.01.     Securities Subordinate to Senior Indebtedness..........   73

Section 12.02.     No Payments in Certain Circumstances; Payment Over
                   of Proceeds upon Dissolution, Etc......................   73

Section 12.03.     Prior Payment to Senior Indebtedness upon
                   Acceleration of Notes..................................   75

Section 12.04.     Payment Permitted if No Default........................   75

Section 12.05.     Subrogation of Rights to Holders of Senior
                   Indebtedness...........................................   76

Section 12.06.     Provisions Solely To Define Relative Rights............   76

Section 12.07.     Trustee To Effectuate Subordination....................   76

Section 12.08.     No Waiver of Subordination Provisions..................   76

Section 12.09.     Notice to Trustee......................................   77

Section 12.10.     Reliance on Judicial Order or Certificate of
                   Liquidating Agent......................................   78

Section 12.11.     Trustee Not Fiduciary for Holders of Senior
                   Indebtedness...........................................   78

Section 12.12.     Rights of Trustee as Holder of Senior Indebtedness;
                   Preservation of Trustee's Rights.......................   78

Section 12.13.     Article Applicable to Paying Agents....................   78

          INDENTURE, dated as of August 1, 1997, between Signature Resorts, Inc., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at San Mateo, California, and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 9.75% Senior Subordinated Notes due October 1, 2007 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.
               -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Accredited Investor" has the meaning set forth in Rule 501(a)(1),(2),
(3) or (7) of the Securities Act.

          "Act," when used with respect to any Holder, has the meaning specified in Section 1.04.

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided,
                                                                    --------
however, that any such Restricted Subsidiary is primarily engaged in a Related
- -------
Business; (iii) additions to property, plant and equipment of the Company and its Restricted Subsidiaries; and (iv) investments in Mortgages Receivable.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depository.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository, Euroclear or Cedel Bank, as the case may be, for such Global Note to the extent applicable to such transaction and as in effect from time to time.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include (w) sales, in the ordinary course of business, of Vacation Intervals, points in a points based vacation club system or Mortgages Receivable, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (y) for purposes of the covenant described under Section 10.13, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under Section 10.11, and (z) a disposition of assets having a fair market value of less than $1 million.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Broker-Dealer" shall mean any broker or dealer registered under the 1934 Act.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Qualified Issuers.

          "Change of Control" means the occurrence of any of the following events:

          (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors (other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company); or

          (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer or lease, in one transaction or a series of related transactions, of all or substantially all of the assets (other than to a Restricted Subsidiary of the Company) of the Company to any other Person (other than (a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction, and (b) a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock); or

          (iii) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the 12-month period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

          "Code"  means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by (i) its Chairman of the Board, its President or a Vice President, and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted
          --------  -------
Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company shall have consummated an Equity Offering, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Equity Offering for such period, (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly-Owned Subsidiary and (viii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall
                                           --------  -------
not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; (ii) for purposes of subclause (a)(iii)(A) of Section 10.11 only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;
(v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described in Section 10.11 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 10.11 pursuant to clause (a)(iii)(D) thereof.

          "Convertible Notes" means the 5 3/4% Convertible Subordinated Notes due 2007 issued pursuant to an indenture dated January 15, 1997 between the Company and Norwest Bank Minnesota, National Association, as trustee.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered. Initially, the Corporate Trust Office of the Trustee is located at 608 2nd Avenue South, Northstar East Building, Minneapolis, Minnesota 55402, Attn:
Corporate Trust Department.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Credit Agreements" means the Senior Credit Facility and any credit agreement or similar facility or any other agreement governing Indebtedness entered into by the Company or any Restricted Subsidiary, as any of the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

          "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.03.

          "Definitive Notes" means Restricted Definitive Notes and Unrestricted Definitive Notes.

          "Depository" means The Depository Trust Company, a New York corporation and its nominees and their respective successors.

          "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, which sets forth the basis of such valuation and is executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

          "Designated Senior Indebtedness" means any particular Senior Indebtedness having an aggregate principal amount of $25 million or more in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture, provided that such
                                                     --------
instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

          "Disqualified Capital Stock" means with respect to any person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes.

          "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) depreciation expense, (iii) amortization expense, (iv) non-recurring charges incurred as a result of business combinations and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

          "Equity Offering" means a primary offering (either public or private) of any Capital Stock of the Company.

          "Event of Default" has the meaning specified in Section 5.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          "Exchanging Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Notes" means another series of Senior Subordinated Indebtedness of the Company registered under the Securities Act with terms substantially identical to the terms of the Notes which will be exchanged for the Notes pursuant to a registration statement.

          "Expiration Date" has the meaning specified in Section 1.04(f).

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Private Placement Notes for Exchange Notes.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as is approved by a significant segment of the accounting profession.

          "Guarantee" means (a) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and (b) any obligation, direct or indirect, contingent or otherwise, of any Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner any Indebtedness or other obligation (for the payment thereof) of any other Person or to protect any other Person against loss in respect thereof (in whole or in part); provided, however,
                                                              --------  -------
that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Global Note" means, individually and collectively, the Regulation S Global Note, the Rule 144A Global Note and the Unrestricted Global Note.

          "Global Note Legend" means the legend initially set forth on the Global Note in the form set forth in Section 2.14.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Note Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that
                                                --------  -------  -------
in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and which are not more than 90 days past due and not in dispute), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through
(iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through
(v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Notwithstanding the foregoing, (i) any Guarantee of any obligations of a Joint Venture given by or entered into by any Person shall not constitute, or be deemed to be the Incurrence of, any Indebtedness of such Person, provided, such
                                                                 --------
Guarantee would be permitted under Section 10.11 hereof and (ii) any obligation, contingent or otherwise, of any Person arising as a result of such Person's ownership of, or control over, the Capital Stock of another Person shall not constitute, or be deemed to be the Incurrence of, Indebtedness of such Person, provided, the Incurrence of such obligation would be permitted under Section
- --------
10.11. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any
      --------  -------
Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Purchasers" means Montgomery Securities, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., BT Securities Corporation and Societe Generale Securities Corporation.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances or loans to customers or other Persons in the ordinary course of business that are recorded as accounts or mortgages receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described in Section 10.11 hereof, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such
                         --------  -------
Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Issue Date" means the date on which the Notes are originally issued.

          "Joint Venture" means a corporation, partnership or other entity engaged in a Related Business as to which the Company (directly or through one or more Restricted Subsidiaries) owns any Capital Stock.

          "Junior Securities" of any Person means any Capital Stock (other than Disqualified Capital Stock) and any indebtedness of such Person that is subordinated in right of payment to the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Mortgages Receivable" means the gross mortgages receivable of the Company and its Restricted Subsidiaries (including any mortgages receivable acquired as a result of any business combination) determined on a consolidated basis in accordance with GAAP.

          "Net Available Cash" from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of
(i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

          "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-recourse Debt" means Indebtedness of a Person to the extent that under the terms thereof and pursuant to applicable law, no personal recourse could be had against such Person for the payment of the principal of or interest or premium or any other amounts with respect to such indebtedness or for any claim based on such indebtedness and that enforcement of obligations on such indebtedness is limited solely to recourse against interests in specified assets.

          "Note Offering" means the issuance of the Notes by the Company.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.04.

          "Notes" shall mean the Private Placement Notes and the Exchange Notes.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed,
                            --------
     notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made; and

          (iii) Notes which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite
- --------  -------
principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such securities and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. The Trustee may require, and may conclusively rely upon, an Officers' Certificate as to whether or not any Notes are so owned.

          "Paying Agent" shall have the meaning set forth in Section 2.04 hereof.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, (ii) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Subsidiary is a
            --------  -------
Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
- --------  -------
(iv) Temporary Cash Investments; (v) purchases or acquisitions of mortgage receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) Persons other than Restricted Subsidiaries that are primarily engaged in a Related Business, in an aggregate amount not to exceed the sum of (1) 10% of the Total Assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and (2) the fair market value of assets (other than Net Cash Proceeds) received by the Company, as determined in good faith by the Board of Directors of the Company at the time of such receipt, from the issuance of its Capital Stock (other than Disqualified Capital Stock) subsequent to the Issue Date (to the extent utilized for an Investment, such aggregate amount will be reinstated to the extent that the Company or any Restricted Subsidiary receives dividends, repayments of loans or other transfers of assets as a return of such Investment); and (x) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 10.13 hereof; (xi) any Investment existing as of the Issue Date; (xii) any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure (or deed in lieu of) by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (xiii) Hedging Obligations permitted under clause (7) of Section 10.10.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.16 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of any Indebtedness (including a Note) means the principal of such Indebtedness plus the premium, if any, payable on such Indebtedness which is due or overdue or is to become due at the relevant time.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.14.

          "Private Placement Notes" means the 9.75% Senior Subordinated Notes due 2007 of the Company issued on the Issue Date for so long as such Notes constitute Restricted Securities.

          "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any
                                                  --------  -------
Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached; and provided, further, however, that such Indebtedness is Incurred
              --------  -------  -------
within 90 days after such acquisition of such asset by the Company or such Restricted Subsidiary.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Qualified Issuer" means (A) any lender that is a party to any Credit Agreement; and (B) any commercial bank (i) which has capital and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

          "Receivables and Related Assets" means Mortgages Receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to such Mortgages Receivable.

          "Receivables Subsidiary" means a Restricted Subsidiary which is established for the limited purpose of acquiring and financing Receivables and Related Assets.

          "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture; provided, however, that (i)
                                                    --------  -------
in the case of Indebtedness that has a Stated Maturity after the Stated Maturity of the Notes, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) in the case of Indebtedness that has a Stated Maturity after the Stated Maturity of the Notes, such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not
            --------  -------  -------
include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Registration Rights Agreement" means the Registration Rights Agreement dated August 8, 1997, by and among the Company and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A hereto bearing the Private Placement Legend, the Global Note Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of Notes initially sold in reliance on Rule 903 of Regulation S.

          "Regulation S Temporary Global Note Legend" means the legend initially set forth on the Regulation S Temporary Global Note in the form set forth in
Section 2.14.

          "Related Business" means, at any time, any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses conducted by the Company and the Restricted Subsidiaries at such time.

          "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

          "Repurchase Date" has the meaning specified in Section 10.15.

          "Repurchase Price" has the meaning specified in Section 10.15.

          "Responsible Officer," when used with respect to the Trustee, means any officer assigned to and working in the corporate trust department of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, bearing the Private Placement Legend but not the Global Note Legend.

          "Restricted Global Notes" means the Regulation S Global Notes and the Rule 144A Global Notes.

          "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Capital Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations of the Company (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be
                                    --------  -------
entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Global Note" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, representing Notes sold in reliance on Rule 144A.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Credit Facility" means a $100 million, three year, secured revolving credit facility from a bank lender with a variable borrowing rate ranging from LIBOR plus 7/8% to LIBOR plus 1 3/8%.

          "Senior Indebtedness" includes (a) all Indebtedness of the Company, including the principal of and interest on such indebtedness (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding) and all fees and other amounts payable in connection with such Indebtedness; provided, however, that Senior Indebtedness shall not
                        --------  -------
include (A) Indebtedness to a Subsidiary or other Affiliate of the Company, (B) any such Indebtedness or obligation if the terms of such Indebtedness or obligation (or the terms of the instrument under which, or pursuant to which, it is issued) expressly provide that such Indebtedness or obligation shall not be senior in right of payment to the Notes,
(C) accounts payable of the Company to trade creditors, and (D) the Convertible Notes.

          "Senior Subordinated Indebtedness" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not
                        ----------
subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

          "Significant Subsidiary" means any Restricted Subsidiary which would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.03.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase, redemption or repayment of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

          "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or the District of Columbia or any foreign country recognized by the United States of America, with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

          "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

          "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the exchange or market on which such security is traded.

          "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed, except as provided in Section 9.05; provided, however, that in the event the
                                    --------  -------
Trust Indenture Act is amended after such date, the Trust Indenture Act means, to the extent required by such amendment, the Trust Indenture Act as so amended.

          "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit B bearing the Global Note Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee.

          "Unrestricted Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit B, that do not include the Global Note Legend.

          "Unrestricted Notes" means the Unrestricted Global Notes and Unrestricted Definitive Notes.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the
                                    --------  -------
Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 10.11 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 10.10 hereof and
(y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

          "U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

Section 1.02.  Compliance Certificates and Opinions.
               ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee.
               --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders.
               ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) Except for matters arising under Article Five (in which event any record date shall be set by the Trustee), the Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that
                                                                   --------
no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amounts of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after receiving written notice of a record date set by the Company pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.06.

          The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b), or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this Section 1.04(e), the Holders on such record date, and only such Persons, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes on such record date. Nothing in this Section 1.04(e) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(e) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.04(e) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Notes on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(e), the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in
Section 1.06.

          (f) With respect to any record date set pursuant to Sections 1.04(e) or 1.04(f), the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section or
Section 1.04(e), the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.04(f). Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.05.  Notices, Etc., to Trustee and Company.
               -------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (i) the Trustee by any Holder or by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company at 1875 South Grant Avenue, Suite 650, San Mateo, California 94402 or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06.  Notice to Holders; Waiver.
               -------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to

Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.  Conflict with Trust Indenture Act.
               ---------------------------------

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.  Book-Entry System.
               -----------------

          If the Notes cease to trade in the Depository's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Notes.

Section 1.09.  Effect of Headings and Table of Contents.
               ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not effect the construction hereof.

Section 1.10.  Successors and Assigns.
               ----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11.  Separability Clause.
               -------------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12.  Benefits of Indenture.
               ---------------------

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13.  Governing Law.
               -------------

          This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regards to the conflicts of law principles as applied in such state.

Section 1.14.  Legal Holidays.
               --------------

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any security or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the stated maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

Section 1.15.  Immunity of Incorporators, Stockholders, Officers and Directors.
               ---------------------------------------------------------------

          No recourse shall be had for the payment of the principal of or the interest, if any, on any Note, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all of the Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in the Notes, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Notes.

                                   ARTICLE 2

                                   NOTE FORMS
Section 2.01.  Generally.
               ---------

          The Private Placement Notes and the Trustee's certificate of authentication shall be in substantially the form of Exhibit A, and the Exchange
                                                     ---------
Notes shall be in substantially the form of Exhibit B hereto, which exhibits are
                                            ---------
part of this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such notations, letters, numbers or other marks of identification and such notations, legends or endorsements placed thereon as may be required to comply with law, the rules of any securities exchange, the Code and the regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. The Notes shall bear legends as appropriate in accordance with Sections
2.02 and 2.07 hereof.

Section 2.02.  Form and Dating.
               ---------------

          The Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Note. Notes offered and sold to Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S shall be issued initially in the form of Restricted Definitive Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Minneapolis, Minnesota office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note, and (ii) an Officers' Certificate from the Company to such effect. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.

          Notes issued in global form shall be substantially in the form of Exhibit A and B attached hereto (including the Global Note Legend). Notes issued in definitive form shall be substantially in the form of Exhibit A or B attached hereto (but without the Global Note Legend). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or in the Depository, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.07 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

Section 2.03.  Execution and Authentication.
               ----------------------------

          An Officer of the Company shall sign the Notes by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate and make available for delivery (i) Private Placement Notes for original issue in an aggregate principal amount of $200,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Private Placement Notes, in each case, upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000 except as provided in Section 2.08. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes, upon the consent of the Company to such appointment. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Note Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Note Registrar, acting on behalf of and as agent for the Company, shall keep a register (the "Notes Register") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents, the term "Note Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Note Registrar or Paying Agent without notice to any Holder.

          The Company shall enter into an appropriate agency agreement with any Note Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any agent not a party to this Indenture. If the Company fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any of its Subsidiaries may act as Paying Agent, Note Registrar, co-Registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Note Registrar, the Paying Agent, the Depository or any other agent may resign upon 30 days' notice to the Company.

Section 2.05.  Paying Agent To Hold Money in Trust.
               -----------------------------------

          On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of the principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06.  Noteholder Lists.
               ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders; provided that as long as the
                                                   --------
Trustee is the Note Registrar, no list need be furnished.

Section 2.07.  Transfer and Exchange.
               ---------------------

          (a) Transfer and Exchange of Global Notes.  A Global Note may not be
              -------------------------------------
transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes in registered certificated form if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced in whole or in part, as provided in Sections 2.08 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in Global Notes.
              -------------------------------------------------------------
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer described in the Private Placement Legend to the extent required by the Securities Act.
Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

          (i)   Transfer of Beneficial Interests in the Same Global Note.
                --------------------------------------------------------
     Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

          (ii)  All Other Transfers and Exchanges of Beneficial Interests in
                ------------------------------------------------------------
     Global Notes.  In connection with all transfers and exchanges of beneficial
     ------------
     interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Note Registrar either (A) (1) a written order from an Agent Member to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase or (B) (1) a written order from an Agent Member given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with
     Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global
                -------------------------------------------------------------
     Note.  A beneficial interest in any Restricted Global Note may be
     ----
     transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Note Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

          (iv)  Transfer and Exchange of Beneficial Interests in a Restricted
                -------------------------------------------------------------
     Global Note for Beneficial Interests in the Unrestricted Global Note.  A
     --------------------------------------------------------------------
     beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Note Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof;

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests in Global Notes for
              ----------------------------------------------------------------
Definitive Notes.
- ----------------

          (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note then, upon receipt by the Note Registrar of the following documentation:

               (A) if the holder of such beneficial interest proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities

          Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                (E) if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof;

                (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depository and the Agent Member. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
     (A) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificates required pursuant to Rule 903(c)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the satisfaction of the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Notwithstanding Section 2.07(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Note Registrar receives the following:

                   (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof;

                   (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

                   (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

          (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to
     Section 2.07(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depository and the Agent Member. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note.

          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests
              ------------------------------------------------------------------
in Global Note.
- --------------

          (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note and, in the case of clause (C) above, the Regulation S Global Note.

          (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Note Registrar receives the following:

                   (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item
               (1)(c) thereof;

                   (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (4) thereof; and

                   (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement

               Legend are not required in order to maintain compliance with the Securities Act, and that such Restricted Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky or securities laws of any State of the United States.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.07(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.O3 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above.

          (e)   Transfer and Exchange of Definitive Notes for Definitive Notes.
                --------------------------------------------------------------
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Note Registrar shall register the transfer or exchange, the requesting Holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.07(e).

          (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Note Registrar receives the following:

                (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
     Note if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer registration statement in accordance with the Registration Rights Agreement; or

                (D) the Note Registrar receives the following:

                   (1) if the Holder of such Restricted Definitive Notes
                proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof;

                   (2) if the Holder of such Restricted Definitive Notes
                proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

                   (3) in each such case set forth in this subparagraph (D), an
                Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and that such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky or securities laws of any State of the United States.

          (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

          (f)   Exchange Offer. Upon the occurrence of the Exchange Offer in
                --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (x) Broker-Dealers, (y) Persons participating in the distribution of the Notes issued in the Exchange Offer or (z) Persons who are Affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and
(ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the

Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

          (g)   Cancellation and/or Adjustment of Global Notes.  At such time as
                ----------------------------------------------
all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such increase.

          (h)   General Provisions Relating to Transfers and Exchanges.
                ------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 9.06, 10.13, 10.15 and 11.01 hereof).

          (iii) The Note Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 11.03 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section
     2.07 to effect a transfer or exchange may be submitted by facsimile.

Section 2.08.  Replacement Notes.
               -----------------

          If a mutilated Note is surrendered to the Trustee or Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon written order of the Company signed by an officer of the Company, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Note Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

          Every replacement Note issued pursuant to the terms of this Section shall constitute an additional obligation of the Company under this Indenture.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.09.  Outstanding Notes.
               -----------------

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as otherwise provided herein, a Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Stated Maturity or, pursuant to Section 4.02, within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or Stated Maturity date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Notes (or portions thereof) cease to be outstanding and on and after such redemption or Stated Maturity interest on them ceases to accrue.

Section 2.10.  Temporary Notes.
               ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all the benefits of this Indenture.

Section 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Notes to the Company. The Trustee shall from time to time provide the Company a list of all Notes that have been canceled as requested by the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner in accordance with Section 3.03. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent Special Record Date. The Company shall fix or cause to be fixed any such Special Record Date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the Special Record Date, the payment date and the amount of defaulted interest to be paid.

Section 2.13.  CUSIP Numbers.
               -------------

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14.  Restrictive Legends.
               -------------------

          The legends set forth in this Section 2.14 shall appear on the face of all Global Notes and Definitive Notes issued under this indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (a)  Private Placement Legend.
               ------------------------

               (A) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE

     SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
     (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

               (B) Notwithstanding the foregoing, any Unrestricted Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii),
          (c)(iv), d(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (b) Global Note Legend.  Each Global Note shall also bear the
              ------------------
following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.

          (c) Regulation S Temporary Global Note Legend.
              -----------------------------------------

          The Regulation S Temporary Global Note shall also bear the following legend on the face thereof:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED

     HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

                                   ARTICLE 3

                                   THE NOTES

Section 3.01.  Title and Terms.
               ---------------

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.10, 9.06, or 11.08.

          The Notes shall be known and designated as the "9.75% Senior Subordinated Notes due October 1, 2007" of the Company. Their final Stated Maturity shall be October 1, 2007, and they shall bear interest at the rate of 9.75% per annum, from the date of initial issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on April 1 and October 1, commencing October 1, 1997 until the principal thereof is paid or made available for payment.

          The principal of and interest on the Notes shall be payable at the office or agency of the Company in Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee is located for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          The Notes shall be redeemable as provided in Article Eleven.

          The Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

          The Notes shall be subject to repurchase at the option of the Holder as provided in Sections 10.13 and 10.15.

Section 3.02.  Denominations.
               -------------

          The Notes shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 3.03.  Payment of Interest; Interest Rights Preserved.
               ----------------------------------------------

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special

     Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

          (ii) The Company may make payment of any Defaulted Interest in any other lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 3.03, each Note delivered under this Indenture upon registration of, transfer of, or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.04.  Persons Deemed Owners.
               ---------------------

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.03) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.05.  Computation of Interest.
               -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE 4

                     SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.01.  Satisfaction and Discharge of Indenture.
               ---------------------------------------

          (a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (i)  either

               (A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year pursuant to Article 11 hereof and under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust in trust for the purpose an amount of United States dollars or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation of principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; and

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (i)(B) of clause (a) of this Section, the obligations of the Trustee under Section 4.05 and the last paragraph of Section 10.03 shall survive. Except as specifically agreed in writing, the Trustee shall not be responsible for the payment of interest upon money deposited with it under this Indenture.

Section 4.02.  Option To Effect Legal Defeasance Or Covenant Defeasance.
               --------------------------------------------------------

          The Company may, at its option and, at any time, elect to have either
Section 4.03 or 4.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Four.

Section 4.03.  Legal Defeasance and Discharge.
               ------------------------------

          Upon the Company's exercise under Section 4.02 hereof of the option applicable to this Section 4.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 4.05 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be outstanding only for the purposes of Section 4.06 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest on, the Notes when such payments are due from the trust referred to in Section 4.06 hereof, (ii) the Company's, obligations with respect to such Notes under Article Two and Section 10.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (iv) this Article Four. Subject to compliance with this Article Four, the Company may exercise their option under this Section 4.03 notwithstanding the prior exercise of their option under Section 4.04 with respect to the Notes.

Section 4.04.  Covenant Defeasance.
               -------------------

          Upon the Company's exercise under Section 4.02 hereof of the option applicable to this Section 4.04, the Company shall, subject to the satisfaction of the conditions set forth in Section 4.05 hereof, be released from its obligations under the covenants contained in Sections 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.17 and 10.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 4.02 hereof of the option applicable to this Section 4.04, subject to the satisfaction of the conditions set forth in Section 4.05 hereof, Sections 5.01(c) through 5.01(g) hereof shall not constitute Events of Default.

Section 4.05.  Conditions to Defeasance.
               ------------------------

          The Company may exercise Legal Defeasance or Covenant Defeasance only if:

          (1) the Company irrevocably deposits with the Trustee, in trust (the "defeasance trust") for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest on the outstanding Notes on the Stated Maturity or the applicable Redemption Date, as the case may be, of such principal or installment of principal or interest on the Outstanding Notes;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time during the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to any rights of holders of Indebtedness other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

          (7) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel (which counsel may be an employee of the Company), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Opinions of Counsel required to be delivered under this Section 4.05 may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

Section 4.06.  Application of Trust Money.
               --------------------------

          Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.03 or 4.04 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 5

                             DEFAULTS AND REMEDIES

Section 5.01.  Events of Default.
               -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by the subordination provisions contained in Article Twelve; or

          (b) default in the payment of the principal of any Note when due, whether or not such payment is prohibited by the subordination provisions contained in Article Twelve; or

          (c) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) a failure by the Company or any Significant Subsidiary to make any payment in respect of any Indebtedness (other than Non-Recourse Debt) in an amount in excess of $15 million and continuance of such failure for at least ninety (90) days, or a default by the Company or any Significant Subsidiary with respect to any Indebtedness, which default results in the acceleration of the Indebtedness in an amount in excess of $15 million, without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within 90 days of such acceleration; or

          (e) a final judgment or judgments for payment of money against the Company or any Significant Subsidiary which remains undischarged for a period ending on the later of (i) 60 days after the entry of such judgment, as extended by any effective stay of its execution; or (ii) the date on which any payment is or becomes due and payable pursuant to such judgment in accordance with its terms, other than final judgments with respect to Non-recourse Debt of the Company or any of its Significant Subsidiaries, provided that the aggregate of
                                                --------
all such outstanding judgments exceed $15 million (excluding any amounts covered by insurance as to which the insurer has not denied liability); or

          (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (g) the commencement by the Company or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in substantial furtherance of any such action.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.
               --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in
Section 5.01(f) or 5.01(g) with respect to the Company) occurs and is continuing, then and in every such case either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 5.01(f) or 5.01(g) occurs and is continuing with respect to the Company, the principal and any accrued interest thereon, of all the then Outstanding Notes shall ipso facto become due and
                                                 ---- -----
payable immediately without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay

          (a)  all overdue interest on all Notes,

          (b) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate of 9.75% per annum,

          (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate of 9.75% per annum,

          (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and

          (e) all Events of Default, other than the non-payment of the accelerated principal and interest of Notes which have become due solely by such declaration of acceleration, have been cured or waived (as provided in Section 5.13).

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.
               ---------------------------------------------------------------

          The Company covenants that if

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

          (b) default is made in the payment of the principal of any Note when due, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at a rate of 9.75% per annum, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may (i) institute a judicial proceeding for the collection of the sums so due and unpaid, (ii) prosecute such proceeding to judgment or final decree and may (iii) enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.  Trustee May File Proofs of Claim.
               --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official and may serve on a creditor's committee.

Section 5.05.  Trustee May Enforce Claims Without Possession of Notes.
               ------------------------------------------------------

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06.  Application of Money Collected.
               ------------------------------

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid, and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due to the Trustee under Section 6.07; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.

          THIRD: Any remaining amounts, if any, shall be repaid to the Company, its successors or assigns, or to whomever may be lawfully entitled to the same, or as a court of competent jurisdiction may determine.

Section 5.07.  Limitation on Suits.
               -------------------

          No Holder of any Note shall have any right to institute any action, suit or proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
          (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.08.  Unconditional Right of Holders To Receive Principal and Interest.
               ----------------------------------------------------------------

          Notwithstanding any other provision in this Indenture, but subject to the provisions of Article Twelve, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.03) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the prior written consent of such Holder.

Section 5.09.  Restoration of Rights and Remedies.
               ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.  Rights and Remedies Cumulative.
               ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.  Delay or Omission Not Waiver.
               ----------------------------

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.  Control by Holders.
               ------------------

          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (i) such direction shall not be in conflict with (x) any rule of law, (y) this Indenture, or (z) the indemnification provided by the Holder or Holders to the Trustee pursuant to
Section 5.07, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.  Waiver of Past Defaults.
               -----------------------

          The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

          (a) in the payment of the principal of or interest on any Note, or

          (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected; provided, however, that no such waiver shall be effected until all amounts then due to the Trustee under Section 6.07 have been paid.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.  Undertaking for Costs.
               ---------------------

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to require the Company to repurchase any Notes in accordance with the provisions of Section 10.15.

Section 5.15.  Waiver of Stay or Extension Laws.
               --------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 6

                                  THE TRUSTEE

Section 6.01.  Certain Duties and Responsibilities.
               -----------------------------------

          (a)  Except during the continuance of an Event of Default,

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

          (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.  Notice of Defaults.
               ------------------

          Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such default hereunder known to the

Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 6.03.  Certain Rights of Trustee.
               -------------------------

          Subject to the provisions of Section 6.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable in such actions other than for its own negligence or bad faith; and

          (i) the Trustee shall not be deemed to know of any fact or event upon the occurrence of which it may be required to take action hereunder (except with respect to monetary defaults) unless one of its Responsible Officers shall have actual knowledge thereof.

Section 6.04.  Not Responsible for Recitals or Issuance of Notes.
               -------------------------------------------------

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05.  May Hold Notes.
               --------------

          The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

Section 6.06.  Money Held in Trust.
               -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

Section 6.07.  Compensation and Reimbursement.
               ------------------------------

          The Company agrees:

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 6.08.  Disqualification; Conflicting Interests.
               ---------------------------------------

          If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in accordance with the provisions of the Trust Indenture Act.

Section 6.09.  Corporate Trustee Required; Eligibility.
               ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal and State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.10.

Section 6.10.  Resignation and Removal; Appointment of Successor.
               -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder (as described in the preceding subsection (d)(i)), or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (1) the Company by a Board Resolution may remove the Trustee, or (2) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the

Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11.  Acceptance of Appointment by Successor.
               --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

Section 6.12.  Merger, Consolidation or Succession to Business.
               -----------------------------------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          If the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or any other obligor on the Notes, the Trustee shall be subject to and comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.

Section 6.14.  Appointment of Authenticating Agent.
               -----------------------------------

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer, or partial redemption or pursuant to Section 2.07, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or The District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

          If an appointment is made pursuant to this Section 6.14, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes described in the within-mentioned Indenture.

                              Norwest Bank Minnesota, National Association
                                As Trustee


                                By: ___________________________
                                    Authorized Officer


                                By: ___________________________
                                    As Authenticating Agent


                                By: ___________________________
                                    Authorized Officer

                                   ARTICLE 7

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders.
               ---------------------------------------------------------

          The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

          Excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

Section 7.02.  Preservation of Information; Communications to Holders.
               ------------------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 7.03.  Reports by Trustee.
               ------------------

          (a) On or about each May 15, the Trustee shall transmit to Holders such reports, if any, concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed (if applicable), with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange (if applicable).

Section 7.04.  Reports by Company.
               ------------------

          The Company shall file with the Trustee and the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                   ARTICLE 8

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, Etc., Only on Certain Terms.
               ----------------------------------------------------

          The Company shall not consolidate with or merge into any other Person or, transfer or lease all or substantially all of its properties and assets to any Person unless:

          (a) the Person formed by such consolidation or into which the Company is merged or the Person to which the properties and assets of the Company are so transferred or leased (the "Successor Company") (i) shall be a corporation, partnership or trust, organized and existing under the laws of the United States, any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the payment of the principal of and interest on the Notes and the performance of the other covenants of the Company under this Indenture;

          (b) immediately after giving effect to such consolidation, merger, transfer or lease of all or substantially all of its properties and assets, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

          (c) except in the case of a merger, the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 10.10(a); and

          (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Eight, and that all conditions precedent herein provided relating to such transaction have been complied with.

Section 8.02.  Successor Substituted.
               ---------------------

          Upon any consolidation of, merger of, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 8.01 the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and the Company shall be released from its obligations under this Indenture and the Notes.

                                   ARTICLE 9

                            SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures Without Consent of Holders.
               --------------------------------------------------

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (c)  to secure the Notes; or

          (d) to make provision with respect to the repurchase obligations of the Company pursuant to the requirements of Section 10.13 or Section 10.15; or

          (e)  to add any additional Events of Default; or

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action pursuant to this clause (g) shall not adversely affect the interests of the Holders.

Section 9.02.  Supplemental Indentures with Consent of Holders.
               -----------------------------------------------

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (a) (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or interest on, any Note, (iii) reduce the amount payable upon an optional redemption, (iv) modify the provisions with respect to the repurchase right of the Holders in a manner adverse to the Holders, (v) change the place or currency of payment of principal of, or interest on, any Note, (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (viii) modify the subordination provisions in a manner adverse to the Holders of the Notes, or

          (b) reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (c) reduce the above stated percentage of Outstanding Notes necessary to modify or amend the Indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.  Execution of Supplemental Indentures.
               ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which, in the Trustee's sole discretion, affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.  Effect of Supplemental Indentures.
               ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Conformity with Trust Indenture Act.
               -----------------------------------

          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.  Reference in Notes to Supplemental Indentures.
               ---------------------------------------------

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.07.  Notice of Supplemental Indentures.
               ---------------------------------

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.01 or Section 9.02, the Company shall give notice to all Holders of Notes of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.06. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                  ARTICLE 10

                                   COVENANTS

Section 10.01. Payment of Principal and Interest.
               ---------------------------------

          The Company will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 10.02. Maintenance of Office or Agency.
               -------------------------------

          The Company hereby appoints the Corporate Trust Office of the Trustee, as its agent in the city of Minneapolis, Minnesota where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, may be delivered and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

          The Company hereby also appoints the Corporate Trust Office of the Trustee as Paying Agent for the payment of principal of, and interest on the Notes and appoints the Corporate Trust Office of the Trustee as transfer agent where Notes may be surrendered for registration of transfer or exchange.

          Until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest on Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.03, the Company will maintain in the city of Minneapolis, Minnesota an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for redemption and where notices and demand to or upon the Company, in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee, and will give notice to Holders of Notes in the manner specified in
Section 1.06 of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

          If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notice and demands may be served on and Notes may be surrendered for redemption to the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 10.03. Money for Note Payments to Be Held in Trust.
               -------------------------------------------

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall, subject to applicable escheat and abandoned property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such
                                --------  -------
Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York and in the city in which the Corporate Trust Office of the Trustee is located, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04. Statement by Officers as to Default.
               -----------------------------------

          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer's Certificate stating whether or not to the knowledge of the signers thereof the Company is in compliance with all conditions and covenants under the Indenture (without regard to any period of grace or requirement of notice provided hereunder). The Company will deliver to the Trustee, within 3 Business Days after becoming aware of any default or Event of Default under this Indenture, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. The Company shall also comply with Trust Indenture Act Section 314(a)(4).

          Any notice required to be given under this Section 10.04 shall be delivered to the Trustee at its Corporate Trust Office.

Section 10.05. Existence.
               ---------

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.06. Maintenance of Properties.
               -------------------------

          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

Section 10.07. Payment of Taxes and Other Claims.
               ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the real or personal property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with generally accepted accounting principles have been made.

Section 10.08. Waiver of Certain Covenants.
               ---------------------------

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.02, 10.03, 10.05, 10.06, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.17 and 10.18 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 10.09. Book-Entry System.
               -----------------

          If the Notes cease to trade in the Depository's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Notes.

Section 10.10. Limitation on Indebtedness.
               --------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1.

          (b) Notwithstanding Section 10.10(a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (i) Indebtedness Incurred pursuant to the Credit Agreements; provided,
                                                                       --------
     however, that, after giving effect to any such Incurrence, the aggregate
     -------
     principal amount of such Indebtedness then outstanding does not exceed the greater of (x) $200 million and (y) 90% of the Mortgages Receivable of the Company and its Restricted Subsidiaries;

          (ii) Indebtedness represented by the Notes issued in the Note Offering (and the Exchange Notes);

          (iii) Indebtedness outstanding pursuant to the Convertible Notes, or, in the event that all or any portion of the Convertible Notes have been converted into the Capital Stock of the Company, other Indebtedness of the Company which is subordinated to the Notes at least to the same extent that the Convertible Notes are subordinated to the Notes, in a principal amount not to exceed the principal amount of the Convertible Notes that have been so converted;

          (iv) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any
                                               --------  -------
     subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (v) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (ii) or (iii) or this clause (v) of this Section 10.10(b);

          (vi) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;

          (vii) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

          (viii) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition, lease or improvement either directly or indirectly, through the purchase of Capital Stock, by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $25 million in the aggregate at any time outstanding;

          (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness
                                               --------
     is extinguished within five business days of Incurrence;

          (x) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that
                                                         --------  -------
     upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (xii) Indebtedness or Disqualified Capital Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or Disqualified Capital
                     --------
     Stock is not incurred in contemplation of such acquisition or merger; and

     provided further that after giving effect to such acquisition, either (x)
     -------- -------
     the Company would be permitted to incur at least $1.00 of additional Indebtedness or (y) the Consolidated Coverage Ratio is greater than immediately prior to such acquisitions; and

          (xiii) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (xii) above or paragraph (a)), does not exceed $25 million.

          (c) Notwithstanding Section 10.10(a) or (b), the Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Senior Subordinated Indebtedness.

          (d)  For purposes of determining compliance with this Section 10.10,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 10.10(b), the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses contained therein and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in Section 10.10(b).

Section 10.11. Limitation on Restricted Payments.
               ---------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Company is not able to Incur an additional $1.00 of Indebtedness under
Section 10.10(a); or (iii) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of:

          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements of the Company are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

          (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company);

          (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness (issued subsequent to the Issue Date) of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

          (D) an amount equal to the sum of (i) the reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing
                                         --------  -------
     sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

          (E)  $15 million.

          (b)  The provisions of Section 10.11(a) will not prohibit:

          (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (x) such purchase or redemption shall be excluded
     --------  -------
     from the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale (to the extent used for such purchase or redemption) shall be excluded from the calculation of amounts under Section 10.11(a)(iii)(B);

          (ii) any purchase or redemption of Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 10.10(a), (b) or (c); provided, however, any
                                                        --------  -------
     Indebtedness incurred pursuant to this clause 10.11(b)(ii) shall be subordinated to the Notes, to at least the same extent as such Subordinated Obligations; provided, further, that such purchase or redemption shall be
                  --------  -------
     excluded from the calculation of the amount of Restricted Payments;

          (iii) any purchase or redemption of Disqualified Capital Stock of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Capital Stock of the Company; provided,
                                                                    --------
     however, that (x) at the time of such exchange, no Default or Event of
     -------
     Default shall have occurred and be continuing or would result therefrom and
     (y) such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 10.11; provided, however; that such dividend shall be
                              --------  -------
     included in the calculation of the amount of Restricted Payments;

          (v) repurchase of Capital Stock of the Company from current or former directors, officers or employees, employee benefit plans or 401(k) plans of the Company; provided that such repurchases shall not exceed $1 million in
                  --------
     any year plus any amounts available for such repurchases under this Section 10.11(b)(v) since the Issue Date which have not been used for such purpose but in no event shall such repurchases exceed $5 million in any year; provided, further, that (x) at the time of such repurchase, no Default or
     --------  -------
     Event of Default shall have occurred and be continuing or would result therefrom and (y) such repurchases shall be included in the calculation of the amount of the Restricted Payments;

          (vi) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; or

          (vii) the payment of any dividend by a Subsidiary of the Company to the holders of its Capital Stock on a pro rata basis.

Section 10.12. Limitation on Restrictions on Distributions from Restricted
               -----------------------------------------------------------
               Subsidiaries.
               ------------

          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:

          (i) any encumbrance or restriction pursuant to the Senior Credit Facility or any other agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Notes and the Credit Agreements, if any;

          (ii) any encumbrance or restriction with respect to a Person acquired by the Company or any Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Person which was entered into on or prior to the date on which such Person was acquired by the Company or such Restricted Subsidiary (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or such Restricted Subsidiary) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting Refinancing Indebtedness Incurred pursuant to an agreement referred to in clauses (i)-(xi) of this Section 10.12 (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment, modification, restatement, renewal or supplement to an agreement referred to in clauses (i)-(xi) of this Section
     10.12 or this clause (iii); provided, however, that the encumbrances or
                                 --------  -------
     restrictions with respect to such Restricted Subsidiary contained in any such agreements or amendments effecting Refinancing Indebtedness are no more restrictive in any material respect than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements or amendments;

          (iv) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests or other agreements entered into in the ordinary course of business;

          (v) in the case of Section 10.12(c), restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (vii) any restriction imposed by applicable law, rule, regulation or order;

          (viii) any encumbrance or restriction pursuant to Purchase Money Indebtedness for property acquired in the ordinary course of business that imposes restrictions of the nature discussed in clause 10.12(c) on the property so acquired;

          (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (x) any encumbrance or restriction pursuant to other Indebtedness of Receivables Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 10.10; and

          (xi) any encumbrance or restriction pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

Section 10.13. Limitation on Sales of Assets and Subsidiary Stock.
               --------------------------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents.

          For the purposes of this Section 10.13, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after receipt thereof and
(z) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) that is at that time outstanding and taken together with all Permitted Investments made pursuant to clause (ix)(1) of the definition of "Permitted Investment" that are at that time outstanding, not to exceed 10% of the Company's Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash or cash equivalents for the purposes of this provision.

          With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall (i) within 360 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause
(i)) as provided in the following paragraphs of this Section 10.13; provided,
                                                                    --------
however, that in connection with any prepayment, repayment or purchase of Senior
- -------
Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

          If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $15 million the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph of this Section 10.13(a) (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by this Indenture).

          (b) Unless the Company shall have theretofore called for redemption all the outstanding Notes pursuant to Article Eleven hereof, on or before the 30th day after its becomes obligated to make an Excess Proceeds Offer, the Company or, at the written request of the Company, the Trustee, shall be obligated to mail to each Holder (and the Trustee, if applicable) at the address appearing on the Note Register, a written notice as prepared by the Company stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price on a date that is 60 days after the date of such notice (the "Purchase Date"). The Company shall also deliver a copy of such notice of Excess Proceeds Offer to the Trustee.

          (c) Each notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

               (i) that an Excess Proceeds Offer is being made and that such Holder has the right to require the Company to purchase such Notes on the Purchase Date pursuant to this Section 10.13;

               (ii) the date by which the purchase right must be exercised;

               (iii) the price at which such Notes will be purchased pursuant to the Excess Proceeds Offer; (iv) a description of the procedures that a Holder must follow in order to tender their Notes pursuant to such Excess Proceeds Offer;

               (v) the place or places where such Notes must be tendered for payment pursuant to the Excess Proceeds Offer.

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three business day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased.

          (d) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Excess Proceeds Offer (the "Excess Proceeds Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Excess Proceeds Offer is being made and (iii) the compliance of such allocation with the provisions of Section 10.13(a). Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "Excess Proceeds Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. Not later than 11:00 a.m. (New York City time) on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Excess Proceeds Offer Amount for all Notes properly tendered to and accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

          (e) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least eight Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Excess Proceeds Offer and that has been or will be delivered for purchase by the Company and a statement that such Holder is irrevocably withdrawing his election to have such Note purchased. If at the expiration of the Excess Proceeds Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (f) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that Excess Proceeds are received by the Company in connection with the repurchase of Notes pursuant to this Section
10.13 and the Company is required to repurchase Notes pursuant to this Section
10.13. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 10.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

Section 10.14. Limitation on Affiliate Transactions.
               ------------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are materially no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $5.0 million in any one year, (i) comply with clause (1) of this Section 10.14 and (ii) have been approved by a majority of the disinterested members of the Board of Directors, and (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $10.0 million in any one year, (i) comply with clause (2) of this Section 10.14 and (ii) have been determined by a nationally recognized investment banking, accounting or qualified appraisal firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) Section 10.14(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 10.11, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees, officers and directors of the Company or any Subsidiary in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees, officers or directors in the ordinary course of business of the Company or its Subsidiaries, (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business, (vi) any Affiliate Transaction (including any purchase of Mortgages Receivable between the Company and a Subsidiary or Joint Venture, or between Subsidiaries or Joint Ventures, in the ordinary course of business (so long as the other stockholders of any participating Subsidiaries or Joint Ventures which are not Wholly Owned Restricted Subsidiaries are not themselves Affiliates of the Company) and (vii) any transactions effected pursuant to agreements in effect on the Issue Date; provided that such
                                                    --------
transactions are effected pursuant to the terms of such agreements as in effect on the Issue Date.

Section 10.15. Change of Control.
               -----------------

          (a) In the event that a Change of Control shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 10.15(b)) at a price in cash equal to 101% of the principal amount of the Notes to be repurchased (the "Repurchase Price"), together in each case with accrued interest to the Repurchase Date. Such right to require the repurchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with Article Four, unless a Change of Control shall have occurred prior to such discharge. The failure of the Company to pay the Repurchase Price in cash on the Repurchase Date shall constitute an Event of Default for purposes of Section 5.01(b) hereof notwithstanding the Company's inability to comply with provisions of or satisfy any conditions set forth in this Section 10.15.

Whenever in this Indenture (including Sections 3.01, 5.01(b) and 5.08) there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

          (b) Unless the Company shall have theretofore called for redemption all the outstanding Notes pursuant to Article Eleven hereof, on or before the 30th day after the occurrence of a Change of Control, the Company shall be obligated to mail, by first class mail, to each Holder (and the Trustee, if applicable) at the address appearing on the Note Register, a written notice (the "Company Notice") as prepared by the Company of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

          (c) Each notice of a repurchase right shall state:

               (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes on the Repurchase Date,

               (ii) the date by which the repurchase right must be exercised,

               (iii)  the Repurchase Price,

               (iv) the circumstances and relevant facts and relevant financial information regarding such Change of Control,

               (v) a description of the procedure which a Holder must follow to exercise a repurchase right, and

               (vi) the place or places where such Notes may be surrendered for repurchase.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

          If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

          (d) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be executed by the Holder and shall be irrevocable.

          (e) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash as provided above, to the Holder on the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised; provided,
                                                               --------
however, that installments of interest that mature on or prior to the Repurchase
- -------
Date shall be payable in cash to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article Three.

          (f) If any Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 9.75%.

          (g) All Notes delivered for repurchase shall be delivered to the Trustee the Paying Agent or any other agents (as shall be set forth in the Company Notice) to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

          (h) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the portion of the principal of the Note so surrendered and not so repurchased.

          (i) The Company shall comply, to the extent applicable, with the requirements of Rule 13e-4 and Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

Section 10.16. Further Instruments and Acts.
               ----------------------------

          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.17. Limitation on Liens.
               -------------------

          The Company will not, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes unless
                        ---- -----

          (i) if such Lien secures Indebtedness that ranks pari passu with the
                                                           ---- -----
     Notes, the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien; or

          (ii) if such Lien secures Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes (other than Liens pursuant to Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary, provided such Indebtedness is not incurred in contemplation of such acquisition or merger).

Section 10.18. Commission Reports.
               ------------------

          Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee, the Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in
Section 13 or 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, and such information, documents and other reports to be so provided at the times specified for filing of such information, documents and reports under such Sections; provided, however, that the Company shall not
                                 --------  -------
be required to file any report, document or other information with the Commission if the Commission does not permit such filing.

                                   ARTICLE 11

                              REDEMPTION OF NOTES

Section 11.01. Right of Redemption.
               -------------------

          (a) Except as set forth in the following paragraph, the Notes may not be redeemed at the option of the Company prior to October 1, 2002. Thereafter, the Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice by mail.

          (b) The Redemption Prices (expressed as a percentage of principal amount), and in each case plus accrued and unpaid interest to the date of redemption, and subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date, are as follows for the 12-month period (unless otherwise noted) beginning on October 1 of the following years:


                                        REDEMPTION
YEAR                                      PRICE
- ----                                   -------------
2002..................................   104.875%
2003..................................   103.250%
2004..................................   101.625%
2005 and thereafter...................   100.000%

          (c) In addition, at any time and from time to time prior to October 1, 2000, the Company may redeem in the aggregate up to 40% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 109. 3/4% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at
                                                     --------  -------
least 60% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

Section 11.02. Applicability of Article.
               ------------------------

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

Section 11.03. Election to Redeem; Notice to Trustee.
               -------------------------------------

          The election of the Company to redeem any Notes pursuant to Section
11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

Section 11.04. Selection by Trustee of Notes To Be Redeemed.
               --------------------------------------------

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by lot, pro rata, or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 11.05. Notice of Redemption.
               --------------------

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

          All notices of redemption shall state:

          (a)  the Redemption Date,

          (b)  the Redemption Price,

          (c) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date,

          (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 11.06. Deposit of Redemption Price.
               ---------------------------

          Not less than one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 11.07. Notes Payable on Redemption Date.
               --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price specified in Section 11.01, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose

Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.03.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the rate of 9.75% per annum.

Section 11.08. Notes Redeemed in Part.
               ----------------------

          Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE 12

                             SUBORDINATION OF NOTES

Section 12.01. Securities Subordinate to Senior Indebtedness.
               ---------------------------------------------

          The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Twelve (subject to the provisions of Article Four), the indebtedness represented by the Notes and the payment of the principal of and interest on (including any amounts payable upon redemption or repurchase of the Notes permitted by this Indenture), each and all of the Notes are hereby expressly made subordinate in right of payment to the prior payment in full of all of the principal of, interest on and other amounts in respect of all Senior Indebtedness. Whenever in this Article Twelve there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price or Redemption Price payable in cash in respect of such Note to the event that such Repurchase Price or Redemption Price payable in cash is, was or would be so payable at such time, and express mention of the Repurchase Price and the Redemption Price in any provision of this Article Twelve shall not be construed as excluding the Repurchase Price or Redemption Price payable in cash in those provisions of this Article Twelve when such express mention is not made. This Article Twelve is made for the benefit of existing and future holders of Senior Indebtedness, and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 12.02. No Payments in Certain Circumstances; Payment Over of Proceeds
               --------------------------------------------------------------
               upon Dissolution, Etc.
               ---------------------

          No payment (with the exception of payment in Junior Securities, if acceptable to the Note Holders in their individual discretion), upon or with respect to the Notes shall be made if: (i) a default in the payment of principal, of interest or other amounts due on any Senior Indebtedness occurs and is continuing beyond any applicable period of grace specified in the instrument evidencing such Senior Indebtedness; or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate the maturity thereof and the Trustee receives a notice of such default (a "Payment Blockage Notice") from any lender of such Designated Senior Indebtedness (or agent bank on behalf of such lender) or other Person permitted to give such notice under this Indenture.

Notwithstanding the foregoing, the Company may make, and the Trustee may receive and shall apply, any payment in respect of the Notes (for principal or interest or redemption or repurchase) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above. The Company shall promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

          If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective and no new payment blockage may be commenced for purposes of this Section 12.02 unless and until (A) 365 days have also elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          The Company may and shall resume payments on and distributions in respect of the Notes: (i) in the case of a payment default or a non-payment default pursuant to which the Senior Indebtedness has been declared due and payable in its entirety, upon the date on which such default is cured or waived in accordance with the agreements evidencing such Senior Indebtedness, or (ii) in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived in accordance with the agreements evidencing such Senior Indebtedness or 179 days after the date on which the applicable Payment Blockage Notice is received.

          In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event, upon any acceleration of the principal due on the Notes or payment or distribution of assets of the Company to creditors, the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal and interest or other amounts due on all Senior Indebtedness, before the Holders of the Notes are entitled to receive any payment (with the exception of payment in Junior Securities, if acceptable to the Holders in their individual discretion) on account of principal or interest on the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for any application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case.

          In the event that, notwithstanding the foregoing provisions of this
Section 12.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          For purposes of this Article only, the words, "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which shares of stock are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater event than, the Notes are so subordinated as provided in this Article Twelve.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the transfer of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities, of the Company for the purposes of this Section 12.02 if the Person formed by such consolidation or into which the Company is merged or which acquires by transfer all or substantially all of such properties and assets, as the case may be, shall, as a part of such consolidation, merger or transfer, comply with the conditions set forth in Article Eight.

Section 12.03. Prior Payment to Senior Indebtedness upon Acceleration of Notes.
               ---------------------------------------------------------------

          In the event that any Notes are declared due and payable before their Stated Maturity, then and in such event the Company shall give (i) prompt written notice of such acceleration of the Notes to the holders of the Senior Indebtedness outstanding at the time such Notes so become due and payable and
(ii) payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness, or, with respect to this clause (ii) provision shall be made for such payment in money or monies worth, before the Holders of the Notes are entitled to receive any payment (with the exception of payment in Junior Securities, if acceptable to the Note Holders in their individual discretion) by the Company on account of the principal of or interest on the Notes or on account of the purchase or other acquisition of Notes.

          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 12.03 of such fact shall, at or prior to the time of such payment, have been made known to the Trustee, or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the holders of Senior Indebtedness, or as a court of competent jurisdiction shall direct, for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or other immediately available funds, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

          The provisions of this Section shall not apply to any payment with respect to which Section 12.02 would be applicable.

Section 12.04. Payment Permitted if No Default.
               -------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 12.02 or under the conditions described in Section 12.02, from making payments at any time of principal of or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article Twelve.

Section 12.05. Subrogation of Rights to Holders of Senior Indebtedness.
               -------------------------------------------------------

          Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Twelve to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payment or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article Twelve, and no payments over pursuant to the provisions of this Article Twelve to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

Section 12.06. Provisions Solely To Define Relative Rights.
               -------------------------------------------

          The provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness to receive cash, property, and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 12.07. Trustee To Effectuate Subordination.
               -----------------------------------

          Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 12.08. No Waiver of Subordination Provisions.
               -------------------------------------

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Indebtedness, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment, or the amount of interest, fees or other amounts payable in respect of, or extend the time of payment of, or renew, increase, or otherwise alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights or remedies against the Company or any other Person; (v) give or fail to give any notice, or take or fail to take any other action, required by law, by agreement or otherwise to preserve the rights of any holder of Senior Indebtedness against the Company or any other Person liable in respect of Senior Indebtedness or with respect to any property pledged, mortgaged, or otherwise subject to a security interest or lien securing Senior Indebtedness;
(vi) perform or fail to perform any obligation of such holders of Senior Indebtedness under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness; or (vii) take or fail to take any action that might otherwise constitute a defense available to, or a discharge of, the Company or any other Person liable in respect of Senior Indebtedness.

Section 12.09. Notice to Trustee.
               -----------------

          The Company shall give prompt written notice to the Trustee of any insolvency or bankruptcy proceeding in respect of the Company, of and proceedings for voluntary liquidation, dissolution, or other winding up of the Company (whether or not involving insolvency or bankruptcy), or of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Twelve or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of or payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 12.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          Notwithstanding anything in this Article Twelve to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 4.01, and any such payment shall not be subject to the provisions of Section 12.02 or 12.03.

          Subject to the provision of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or an agent bank or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or any agent bank or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.10. Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------

          Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.11. Trustee Not Fiduciary for Holders of Senior Indebtedness.
               --------------------------------------------------------

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 12.12. Rights of Trustee as Holder of Senior Indebtedness; Preservation
               ----------------------------------------------------------------
               of Trustee's Rights.
               -------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 12.13. Article Applicable to Paying Agents.
               -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the contest otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided that
                                                                 --------
Section 12.12 shall not apply to the Company or any Affiliate of this Company if it or such Affiliate acts as Paying Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.


                                    SIGNATURE RESORTS, INC.


                                    By:  /s/ Andrew D. Hutton
                                        --------------------------

                                    Its: Vice President and General Counsel
                                        ------------------------------------



                                    NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION


                                    By:  /s/ Raymond S. Haverstock
                                       -----------------------------

                                    Its: Vice President
                                        ------------------------------------

                                                                       EXHIBIT A
                                                                       ---------

          [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]/1/

          [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

- --------------------------
/1/Legend appears on all Private Placement Notes.

     VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.]/2/

     [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE IDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]/3/



- -------------------------
/2/Legend appears on all Global Notes.

/3/Legend appears on all Regulation S Temporary Global Notes.

REGISTERED                                                        $___________

NO. _________________                                      CUSIP:  ___________


                            Signature Resorts, Inc.

               9.75% Senior Subordinated Note due October 1, 2007


          Signature Resorts, Inc., a corporation duly organized and existing under the laws of Maryland (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received hereby promises to pay to ________________ or registered assigns, the principal sum of $___________ on October 1, 2007, and to pay interest thereon from the date of the initial issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 1997, at the rate of 9.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                               SIGNATURE RESORTS, INC.

Attest:____________________          By:________________________
                                           Name:
                                           Title:


          NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.


                                 NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION

                                 By:_____________________________________
                                    Name:
                                    Title:

                           [Form of Reverse of Note]

          This Note is one of a duly authorized issue of securities of the Company designated as its 9.75% Senior Subordinated Notes due October 1, 2007 (herein called the "Notes"), limited in aggregate principal amount to $200,000,000 issued and to be issued under an Indenture, dated as of August 1, 1997 (herein called the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are issuable in registered form only without coupons in denominations of $1,000 and any integral multiple thereof.

          The holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of August 8, 1997, among the Company and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Agreement"). Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration Agreement.

          In the event that (i) within 75 days after the Issue Date, the Exchange Offer Registration Statement has not been filed with the Commission or the Shelf Registration Statement has not been filed with the Commission within 75 days after such obligation arises, (ii) within 150 days after the Issue Date, the Exchange Offer Registration Statement has not been declared effective by the Commission, (iii) within 30 days after the date on which the Exchange Offer Registration Statement is declared effective by the Commission, the Registered Exchange Offer has not been consummated, or within the time period specified in the Registration Agreement, the Shelf Registration Statement has not been declared effective, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Notes or Exchange Notes at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses
(i) through (iv) above being referred to herein as a "Registration Default"), interest ("Special Interest") will accrue on this Note (in addition to the interest described above) from and including the date on which any Registration Default shall occur but excluding the date on which all Registration Defaults have been cured. Special Interest shall accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall Special Interest accrue at a rate in excess of 1.00% per annum.

          The Notes are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, at any time on or after October 1, 2002, as a whole or in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount), and in each case, plus accrued and unpaid interest to the date of Redemption, and subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date, are as follows for the 12-month period (unless otherwise noted) beginning on October 1 of the following years:

Year                          Redemption Price
- ----                          ----------------
2002...........................   104.875%
2003...........................   103.250%
2004...........................   101.625%
2005 and thereafter............   100.000%

          In addition, at any time and from time to time prior to October 1, 2000, the Company at its option may redeem in the aggregate up to 40% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 109.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however,
                                                             --------  -------
that at least 60% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

          Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon a Change in Control (as defined in the Indenture), the Company will be required to offer to repurchase all of the Notes at 101% of their principal amount plus accrued interest. In addition in the event of certain Asset Dispositions, the Company will be required to make an offer to purchase the Notes at a purchase price of 100% of their principal amount plus accrued interest (if any) to the date of purchase (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of the Indenture.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity with respect thereto, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes Outstanding a direction inconsistent with such request, and (iii) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof, if any, or interest hereon on or after the respective due date expressed herein.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the city of Minneapolis, Minnesota, or the city in which the Corporate Trust Office of the Trustee is located, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regards to the conflicts of law principles as applied in such state.

          No recourse shall be had for the payment of the principal or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the considerations for the issue hereof, expressly waived and released.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM

For value received_________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (please insert name and social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated:_________________________         ____________________________________
                                        Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with member ship in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


______________________________Signature Guaranteed

OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 10.13 or 10.15 of the Indenture, check the box: [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.13 or 10.15 of the Indenture, state the amount you elect to have purchased: $

Date:  ______________           Your Signature:___________________________
                                                (Sign exactly as your name
                                                appears on the other side of
                                                the Security)

Signature Guarantee:            ______________________________________________
                                 (Signature must be guaranteed)

                                                                       EXHIBIT B
                                                                       ---------


     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.07 OF THE INDENTURE.]/4/


- ----------------------
/4/Legend appears on all Global Notes.

REGISTERED                                                        $___________
NO. _________________                                      CUSIP:  ___________


                            Signature Resorts, Inc.
               9.75% Senior Subordinated Note due October 1, 2007

          Signature Resorts, Inc., a corporation duly organized and existing under the laws of Maryland (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received hereby promises to pay to ________________ or registered assigns, the principal sum of $___________ on October 1, 2007, and to pay interest thereon from the date of the initial issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 1997, at the rate of 9.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                 SIGNATURE RESORTS, INC.
Attest: ________________________       By: ______________________________
                                           Name:
                                           Title:


          NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee certifies that this is one of the Notes referred to in the within-mentioned Indenture.

                                       NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION


                                       By:___________________________
                                          Name:
                                          Title:

                           [Form of Reverse of Note]

          This Note is one of a duly authorized issue of securities of the Company designated as its 9.75% Senior Subordinated Notes due October 1, 2007 (herein called the "Notes"), limited in aggregate principal amount to $200,000,000 issued and to be issued under an Indenture, dated as of August 1, 1997 (herein called the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are issuable in registered form only without coupons in denominations of $1,000 and any integral multiple thereof.

  The Notes are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, at any time on or after October 1, 2002, as a whole or in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount), and in each case, plus accrued and unpaid interest to the date of Redemption, and subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date, are as follows for the 12-month period (unless otherwise noted) beginning on October 1 of the following years:

Year                          Redemption Price
- ----                          ----------------
2002..........................    104.875%
2003..........................    103.250%
2004..........................    101.625%
2005 and thereafter...........    100.000%

          In addition, at any time and from time to time prior to October 1, 2000, the Company, at its option may redeem in the aggregate up to 40% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 109.75% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however,
                                                             --------  -------
that at least 60% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase all of the Notes at 101% of their principal amount plus accrued interest. In addition in the event of certain Asset Dispositions, the Company will be required to make an offer to purchase the Notes at a purchase price of 100% of their principal amount plus accrued interest (if any) to the date of purchase (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of the Indenture.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity with respect thereto, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes Outstanding a direction inconsistent with such request, and (iii) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof, if any, or interest hereon on or after the respective due date expressed herein.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the city of Minneapolis, Minnesota, or the city in which the Corporate Trust Office of the Trustee is located, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regards to the conflicts of law principles as applied in such state. No recourse shall be had for the payment of the principal or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the considerations for the issue hereof, expressly waived and released.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM

For value received_________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (please insert name and social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________________          ___________________________________
                                       Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with member ship in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

________________________ Signature Guaranteed

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 10.13 or 10.15 of the Indenture, check the box: [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.13 or 10.15 of the Indenture, state the amount you elect to have purchased: $


Date:  ______________             Your Signature:____________________________
                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of the Security)


Signature Guarantee:           __________________________________________
                               (Signature must be guaranteed)

                                                                       EXHIBIT C
                                                                       ---------

                       FORM OF CERTIFICATE OF TRANSFER
                                                                $_______________

[         ]
[         ]

          Re:  9.75% Senior Subordinated Notes due 2007

          Reference is hereby made to the Indenture, dated as of August 1, 1997 (the "Indenture"), between Signature Resorts, Inc., as issuer (the "Company"), and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________, (the "Transferor") owns and proposes to transfer the Note(s) or interest in such Note(s) specified in Annex A hereto, in the principal amount of $______ in such Note(s) or interests (the "Transfer"), to ____________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A.
     The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [_] such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by
     (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                   [INSERT NAME OF TRANSFEROR]

                                   By:_____________________________
                                       Name:
                                       Title:

Dated: _______________, ______

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a)  a beneficial interest in the:

                    (i)  [_] 144A Global Note (CUSIP _____), or

                    (ii)  [_] Regulation S Global Note
                          (CUSIP/CINS ______); or

          (b) a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a) a beneficial interest in the:

          (i)  [_] 144A Global Note (CUSIP _____), or

          (ii) [_] Regulation S Global Note
          (CUSIP/CINS ______), or
          (iii)  [_] Unrestricted Global Note
          (CUSIP ______); or

     (b) a Restricted Definitive Note; or

     (c) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT D
                                                                       ---------

                        FORM OF CERTIFICATE OF EXCHANGE

                                                     [              ], [       ]


[              ]

[              ]


           Re:  9.75% Senior Subordinated Notes due 2007 (CUSIP     )


     Reference is hereby made to the Indenture, dated as of August 1, 1997 (the "Indenture"), between Signature Resorts, Inc. as issuer (the "Company") and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________, the ("Owner") owns and proposes to exchange the Note(s) or interest in such Note(s) specified herein, in the principal amount of $__________ in such Note(s) or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. [_] EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


2. [_] EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)[_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note or [_] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) such Owner acquired such Restricted Definitive Note in a transaction pursuant to Rule 144A or Regulation S, (ii) the beneficial interest is being acquired for the Owner's own account without transfer and (iii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed

Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.




                                    _________________________________
                                    [Insert Name of Owner]


                                    By:______________________________

                                      Name:

                                      Title:

Dated: _________, ______

                                                                       EXHIBIT E
                                                                       ---------

                            FORM OF CERTIFICATE FROM

                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


                                                     [              ], [       ]


[              ]

[              ]


                 Re:  9.75% Senior Subordinated Notes due 2007
                 ---------------------------------------------


     We are delivering this letter in connection with an offering of 9.75% Senior Subordinated Notes due October 1, 2007 (the "Notes") of Signature Resorts, Inc., a Maryland corporation (the "Company"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to the offering.

We hereby confirm that:

     (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act (an "Institutional Accredited Investor");

     (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

     (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $250,000 for our own account and for each separate account for which we are acting;

     (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

     (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

     (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

     We represent that: (i) we are not an employee benefit plan or other arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include assets of such a plan or arrangement (pursuant to 29 C.F.R. Section 2510.3-101 or otherwise), and we are not purchasing (and will not hold) the Notes on behalf of, or with the assets of, any such plan, arrangement or entity; or (ii) our purchase and holding of the Notes are completely covered by the full exemptive relief provided by U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

     We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf an don behalf of each account for which we acquire any Notes, that we will not, within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) under the Securities Act as in effect on the date of the transfer of this Note, resell or otherwise transfer this Note except (a) to the Company or any subsidiary thereof, (b) to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) ("QIB") purchasing for its own account or for the account of a QIB in compliance with Rule 144A under the Securities Act, (c) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "IAI") that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the registration of transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (f) pursuant to an effective Registration Statement under the Securities Act and, in each case, in accordance with applicable state securities laws, and we agree that we will deliver to each person to whom the Notes or an interest therein are transferred a notice substantially to the effect hereof. As used herein, the terms "Offshore Transaction," "United States" and "U.S. Person" have the meanings given to them by Rule 902 of Regulation S under the Securities Act. The indenture pursuant to which the Notes were issued contains a provision requiring the Trustee to refuse to register any transfer of Note in violation of the foregoing restrictions. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

     We acknowledge that you and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THAT LAWS OF THE STATE OF NEW YORK.


                                    ___________________________
                                    (Name of Purchaser)


                                    By: _______________________

                                         Name:

                                         Title:


                                    Address: